UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 13, 2005
Alpharma Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification No.)
One Executive Drive, Fort Lee, New Jersey 07024 (Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (201) 947-7774
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

As previously disclosed in a Form 8-K Current Report dated February 16, 2005, and filed with the SEC on February 22, 2005, (the "Prior 8-K") the Registrant was notified by PricewaterhouseCoopers LLP ("PwC"), the Registrant's independent registered public accounting firm, that PwC would decline to stand for re-election as the Registrant's independent registered public accounting firm at the Registrant's 2005 Annual Meeting of Stockholders. PwC further informed the Company that it would cease to act as the Company's registered public accounting firm upon completion of the audit of the Registrant's financial statements as of and for the year ended December 31, 2004.

On March 31, 2005, PwC issued its audit report on the Registrant's financial statements as of and for the year ended December 31, 2004. On April 13, 2005, the restatements of the Registrant's interim financial statements for the first three quarters of 2004 were completed and filed with the SEC. As a consequence, PwC no longer serves as the Registrant's independent registered public accounting firm as of April 13, 2005.

The audit report of PwC on the Registrant's financial statements as of and for the year ended December 31, 2004 (and, as previously reported in the Prior 8-K, the audit reports for the fiscal years ended December 31, 2003 and 2002) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit for the fiscal year ended December 31, 2004 (and, as previously reported in the Prior 8-K, the audits for the fiscal years ended December 31, 2003 and 2002) and the subsequent period through April 13, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

The following are additional or updated "reportable events", as such term is defined in Item 304 (a) (1) (v) of Regulation S-K, identified since the date of the Prior 8-K, which should be read in conjunction with the "reportable events" contained in the Prior 8-K:

In connection with its assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, the Registrant identified the following internal control deficiencies:

  Effective controls to ensure the completeness and accuracy or the review and monitoring of customer discount reserves and certain accrual accounts affecting a number of accounts in the U.S. Generic Pharmaceuticals business, including revenues, accounts receivables and accrued expenses, were not maintained at December 31, 2004. This control deficiency resulted in audit adjustments to the fourth quarter 2004 financial statements.

  Effective controls to ensure the completeness and accuracy of income tax account balances, including the determination of deferred income tax assets and liabilities, income taxes payable, and income tax expense, were not maintained at December 31, 2004 and we did not have effective controls in place to ensure that the Registrant's income tax accounts were periodically reconciled to supporting documentation. This control deficiency resulted in audit adjustments to the fourth quarter 2004 financial statements.

  In connection with the Registrant's disclosure in the Prior 8-K that it did not have effective controls over the determination of proper segment disclosures in conformity with generally accepted accounting principles, the Registrant has completed the restatement of its quarterly reports on Form 10-Q for the first three quarters of 2004 to revise its segment footnote disclosure to reflect the disaggregation of its U.S. Generic Pharmaceuticals business and U.S. Branded Pharmaceuticals business. This control deficiency resulted in an audit adjustment to the Registrant's year end 2004 financial statement segment disclosures and impacted the amount of the goodwill impairment charge recorded in the fourth quarter of 2004.

These control deficiencies could result in a misstatement in the aforementioned accounts and disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Therefore, management has concluded that these control deficiencies constitute three material weaknesses in internal control over financial reporting as of December 31, 2004. As a result, management concluded that the Registrant did not maintain effective internal control over financial reporting as of December 31, 2004, based on the criteria in "Internal Control - Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").

The Registrant has provided PwC with a copy of this disclosure and requested that PwC furnish the Registrant with a letter addressed to the SEC stating whether PwC agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of PwC's letter dated April 13, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALPHARMA INC.

/s/ Jeffrey S. Campbell
Name: Title:	Jeffrey S. Campbell Vice President & Controller

Date:	April 14, 2005

Exhibit Index
Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP